Exhibit 99.1

ASCENT CAPITAL GROUP TO REPORT SECOND QUARTER 2013 RESULTS

AUGUST 8, 2013

Englewood, CO — July 25, 2013 — Ascent Capital Group Inc. (“Ascent or the “Company”) (NASDAQ: ASCMA) will issue a press release to report its results for the second quarter ended June 30, 2013 after the market close on Thursday, August 8, 2013. The company will host a conference call that day at 5:00 p.m. ET in which management will provide an update on Ascent’s operations, including the financial performance of its wholly owned subsidiary, Monitronics International, Inc. and the pending acquisition of Security Networks, and may also discuss future opportunities.

Participating on the call will be Ascent’s Chairman and Chief Executive Officer, Bill Fitzgerald; Senior Vice President and Chief Financial Officer, Mike Meyers; and Executive Vice President, Mike Haislip. Messrs. Haislip and Meyers are also executive officers of Monitronics.

To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 22171654. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through August 15, 2013 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 22171654.

This call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://www.ascentcapitalgroupinc.com/Investor-Relations.aspx.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiary, Monitronics, one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

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Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com